Exhibit 99.1

Spero Therapeutics Announces Appointment of Sath Shukla as Chief Financial Officer

CAMBRIDGE, Mass., Dec. 17, 2020 (GLOBE NEWSWIRE) — Spero Therapeutics, Inc. (Nasdaq: SPRO), a multi-asset clinical-stage biopharmaceutical company focused on identifying, developing and commercializing treatments in high unmet need areas involving multi-drug resistant bacterial infections and rare diseases, today announced the appointment of Satyavrat “Sath” Shukla, CFA, as Chief Financial Officer, effective as of January 4, 2021.

“Sath is an ideal fit for our management team given his experience leading financial strategy and executing within both clinical and commercial stage companies,” said Ankit Mahadevia, M.D., Chief Executive Officer of Spero Therapeutics. “He has extensive strategic and financial expertise, which will be instrumental in helping us to drive corporate growth through the potential commercialization of tebipenem HBr and the clinical advancement of SPR720 and SPR206. We are excited to welcome Sath to Spero and are eager to begin working together during an exciting time for the company. We also extend our sincere thanks to Stephen DiPalma for his hard work and commitment as Interim Chief Financial Officer.”

Mr. Shukla brings over 20 years of strategic and financial leadership experience to Spero. He was most recently Chief Financial Officer at Ziopharm Oncology, Inc., where he directed all of Ziopharm’s financial aspects, including financial planning, analysis and reporting, treasury and tax functions, capital strategy and investor relations. Prior to Ziopharm, Mr. Shukla was Vice President and Global Head of Corporate Finance for Vertex Pharmaceuticals, Inc., where he managed financial planning, analysis and budgeting, and led the annual long-range planning process encompassing Vertex’s entire portfolio and operations across more than 30 countries. Previously, Mr. Shukla was a Principal at Cornerstone Research, where he led teams providing consulting services for life science clients ranging from start-ups to multi-billion-dollar corporations. Prior to Cornerstone, he worked for finance consulting firms LECG Corporation and Putnam, Hayes & Bartlett, Inc. Mr. Shukla earned a B.A. in Economics from Harvard University and an M.B.A. in Finance and Strategy from Yale University. He also holds the Chartered Financial Analyst designation.

Mr. Shukla commented, “This is a great time to be joining Spero. With positive Phase 3 data for tebipenem HBr in September 2020 and the recent initiation of the SPR720 Phase 2a trial, Spero is well positioned to realize its clinical, strategic and financial objectives. I look forward to working with my new colleagues as we pursue the continued advancement of our pipeline and the successful transition to a commercial organization.”

In connection with Mr. Shukla joining Spero, the Compensation Committee of Spero’s Board of Directors approved, effective as of January 4, 2021, the grant of a non-qualified stock option award to purchase 75,000 shares of its common stock to Mr. Shukla under the Spero Therapeutics, Inc. 2019 Inducement Equity Incentive Plan, as amended, or the 2019 Inducement Plan. The stock option will be granted as an inducement material to Mr. Shukla becoming an employee of Spero in accordance with Nasdaq Listing Rule 5635(c)(4). The option will have an exercise price equal to the closing price of Spero’s common stock on The Nasdaq Global Select Market on January 4, 2021. The option will vest over a four-year period, with 25% of the shares vesting after 12 months and the remaining shares vesting monthly over the following 36-months, subject to Mr. Shukla’s continued employment with Spero on such vesting dates. The option is subject to the terms and conditions of the 2019 Inducement Plan and the terms and conditions of a stock option agreement covering the grant.

About Spero Therapeutics

Spero Therapeutics, Inc. is a multi-asset, clinical-stage biopharmaceutical company focused on identifying, developing and commercializing novel treatments for multi-drug-resistant (MDR) bacterial infections and rare diseases.

Spero’s lead product candidate, tebipenem HBr (tebipenem pivoxil hydrobromide; formerly SPR994), is being developed as the first oral carbapenem antibiotic for use in complicated urinary tract infections (cUTI) and acute pyelonephritis (AP). In September 2020, Spero announced positive top-line results from its Phase 3 ADAPT-PO clinical trial of tebipenem HBr in cUTI and AP.

Spero is also advancing SPR720, its novel oral therapy product candidate being developed for the treatment of rare, orphan pulmonary disease caused by non-tuberculous mycobacterial (NTM) infections. In December 2020, Spero announced the initiation of its Phase 2a clinical trial in patients with NTM pulmonary disease.

Spero also has an IV-administered next generation polymyxin product candidate, SPR206, developed from its potentiator platform that is being developed to treat MDR Gram-negative infections in the hospital setting.

For more information, visit https://sperotherapeutics.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements include, but are not limited to, statements about the initiation, timing and submission to the FDA of a NDA for tebipenem HBr and the potential approval of tebipenem HBr by the FDA; future commercialization, the potential number of patients who could be treated by tebipenem HBr and market demand for tebipenem HBr generally; expected broad access across payer channels for tebipenem HBr; the expected pricing of tebipenem HBr and the anticipated shift from IV to oral administration; the design, initiation, timing, progress and results of Spero’s preclinical studies and clinical trials and its research and development programs, including the commencement of Spero’s planned Phase 1 bronchoalveolar lavage (BAL) clinical trial assessing the penetration of SPR206 into the pulmonary compartment and its renal impairment study of SPR206; management’s assessment of the results of such preclinical studies and clinical trials; the direct and indirect impact of the pandemic caused by an outbreak of a new strain of coronavirus on Spero’s business and operations, including manufacturing, research and development costs, clinical trials, regulatory processes and employee expenses; and Spero’s cash forecast and anticipated expenses, anticipated payments under Spero’s agreement with Everest Medicines, potential payments under Spero’s agreement with BARDA, the sufficiency of its cash resources and the availability of additional non-dilutive funding from governmental agencies beyond any initially funded awards. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Spero’s ability to timely complete related Phase 1 trials for its planned NDA submission for tebipenem HBr, taking into account the possible effects of the COVID-19 pandemic; Spero’s need for additional funding; the lengthy, expensive, and uncertain process of clinical drug development; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; Spero’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to develop and commercialize Spero’s product candidates, if approved; the potential impact of the COVID-19 pandemic; Spero’s ability to retain key personnel and to manage its growth; whether Spero will satisfy all of the pre-conditions to receipt of the development milestone payment under its agreement with Everest Medicines; whether BARDA elects to exercise its second option under Spero’s agreement with BARDA; whether Spero’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that Spero periodically makes with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Spero’s views as of the date of this press release. Spero anticipates that subsequent events and developments will cause its views to change. However, while Spero may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spero’s views as of any date subsequent to the date of this press release.

Spero Investor and Media Contact:

Sharon Klahre

Vice President, Investor Relations

857-242-1547

IR@sperotherapeutics.com